AMENDMENT TO SEVERANCE AGREEMENT
THIS AMENDMENT TO SEVERANCE AGREEMENT (“Amendment”) is made this ___ day of _________, 2010, by and between Forest Oil Corporation, a New York corporation (the “Company”), and ___________________ (“Executive”).
WHEREAS, the Company and Executive have heretofore entered into that certain Severance Agreement dated ______________, _______ (as may have been amended from time to time, the “Severance Agreement”);
WHEREAS, the Compensation Committee has extended the term of the Severance Agreement to December 17, 2012; and
WHEREAS, the Company and Executive desire to amend the Severance Agreement in certain respects in order to comply with new guidance promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code;
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Executive hereby agree that the Severance Agreement shall be amended as hereafter provided, effective as of the date first set forth above:
1.    The first sentence of Paragraph 3(a) of the Severance Agreement shall be deleted and the following shall be substituted therefor:
“Pay Executive the Monthly Severance Amount on the first day of each month throughout the Severance Period; provided, however, that (i) the first such payment shall be made on the date that is 60 days after the date of Executive’s Involuntary Termination and shall include all payments that would have otherwise been made during the first 60 days after such termination if this clause (i) did not apply and (ii) in the event that Executive obtains new employment during the Severance Period, each such monthly payment shall be reduced by 50% beginning with the payment next due after the date Executive obtains such new employment.”
2.    As amended hereby, the Severance Agreement is specifically ratified and reaffirmed.
[Signatures begin on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as herein provided.

FOREST OIL CORPORATION

By:

Name:

Title:

EXECUTIVE